Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Directors Stock Option Plan, Management Stock Option Plan, and Key Employee Stock Option Plan of INFICON Holding AG of our report dated January 25, 2002, with respect to the consolidated financial statements and schedule of INFICON Holding AG, included in its Annual Report on Form 20-F (SEC File No. 000-30980) for the year ended December 31, 2001, filed with the Securities and Exchange Commission on April 1, 2002.

                                                        /s/ Ernst & Young LLP
                                                        ------------------------
                                                        Ernst & Young LLP

Buffalo, New York
May 22, 2002